FOR IMMEDIATE RELEASE
Nicole Culbertson
(650) 849-1649

Essex Announces First Quarter 2007 Earnings Results
Recurring Funds From Operations Increased 18.9% for the First Quarter
2007 FFO Guidance Increased to $5.50 - $5.65 Per Diluted Share

Palo Alto, California—May 2, 2007—Essex Property Trust, Inc. (NYSE:ESS) announces its first quarter 2007 earnings results and related business activities.

Funds from Operations (“FFO”) for the quarter ended March 31, 2007, totaled $45.4 million, or $1.70 per diluted share, an increase of 50.1% compared to $28.9 million, or $1.13 per diluted share for the quarter ended March 31, 2006.

The Company’s FFO, excluding non-recurring items, increased 18.9% per diluted share or $6.8 million for the quarter ended March 31, 2007 compared to the quarter ended March 31, 2006. A reconciliation of FFO for non-recurring items can be found on page S-3 in the Company’s Financial Supplemental Information package. The following non-recurring items impacted the Company’s first quarter results for 2007 and 2006:

●

In 2007, the Company received approximately $33.9 million for its share of proceeds from the sale of City Heights Apartments, resulting in a gain on sale of $13.7 million (not included in FFO), and $10.3 million in fee income (resulting in $10.1 million of FFO).

●	In 2007, incremental net gains related to the sale of 13 condominium units at Peregrine Point generated FFO of $0.3 million.
●	In 2006, net gain on sale of marketable securities generated FFO of $0.7 million.

Net income available to common stockholders for the quarter ended March 31, 2007 totaled $35.3 million, or $1.46 per diluted share, compared to net income available to common stockholders of $9.8 million, or $0.43 per diluted share, for the quarter ended March 31, 2006.

Commenting on Essex’s first quarter results, Keith R. Guericke, President and Chief Executive Officer for the Company stated, “We are pleased to report outstanding results for our entire portfolio. Northern California and Seattle Metro continue to outperform our expectations.” He continued, “We anticipate continued strength throughout all of our West Coast markets for the remainder of 2007 and consequently we have increased guidance with respect to our 2007 FFO per diluted share to a range of $5.50 to $5.65.”

SAME-PROPERTY OPERATIONS

Same-Property operating results exclude properties that do not have comparable results. The table below illustrates the percentage change in Same-Property revenues, operating expenses, and net operating income (“NOI”) for the quarter ended March 31, 2007, compared to the quarter ended March 31, 2006:

	Q1 2007 compared to Q1 2006
	Revenues	Expenses	NOI
Southern California	6.1%	2.3%	7.9%
Northern California	8.9%	2.1%	12.3%
Seattle Metro	11.4%	3.2%	16.4%
Same-Property Average	7.5%	2.7%	10.0%

The table below illustrates the sequential percentage change in Same-Property revenues, expenses, and NOI for the quarter ended March 31, 2007 versus the quarter ended December 31, 2006:

	Q1 2007 compared to Q4 2006
	Revenues	Expenses	NOI
Southern California	0.1%	-0.8%	0.6%
Northern California	2.6%	-7.9%	8.2%
Seattle Metro	2.1%	-0.7%	3.7%
Same-Property Average	1.0%	-1.9%	2.4%

Same-Property financial occupancies for the quarters ended are as follows:

	3/31/07	12/31/06	3/31/06
Southern California	95.7%	96.3%	96.4%
Northern California	95.4%	94.8%	96.7%
Seattle Metro	95.9%	96.0%	96.7%
Same-Property Average	95.6%	95.9%	96.4%

ACQUISITIONS/DISPOSITIONS

In March 2007, the Company acquired Harvest Park apartments, a 104-unit community located in Santa Rosa, California for approximately $22.5 million. The property was built in 2004 with a condo map and is comprised of eight buildings on 5.8 acres. Amenities include a fitness center, pool and spa, washer and dryer in each unit, 9-foot ceilings, patio/balcony and modern finishes.

In March 2007, the Company acquired two adjacent apartment communities aggregating 108 units located in Santa Barbara, California for approximately $21.2 million. Lucero Village, built in 1973 consists of 70 units and features a pool. The Continental, built in 1965, consists of 38 units. Both communities have undergone recent interior renovations including new appliances, Pergo flooring, new lighting and crown molding in most units.

In April 2007, the Company acquired Cardiff by the Sea Apartments located in Cardiff, California for approximately $72 million. The community, located approximately a half mile from the ocean is in Northern San Diego County, consists of 300 units and was built in 1986. Property amenities include two pools and two tennis courts. Unit amenities include private patio/balconies or enclosed sunrooms, and select units include wood-burning fireplaces, walk-in closets and full-size washers and dryers.

During February 2007, the Company and its joint venture partner sold City Heights Apartments, a 687-unit community located in Los Angeles, California for $120 million. The Company’s net proceeds from the transaction totaled approximately $33.9 million which included $23.6 million from the gain on sale and $10.3 million for fees received from the joint venture partner ($0.2 million was accrued as FFO in prior years).

DEVELOPMENT

During the first quarter of 2007, the Company had 16 projects totaling approximately 3,100 units in various stages of development. The total development pipeline is approximately $970 million with approximately $60 million spent during the first quarter.

During the quarter the Company added “Broadway Heights” (a joint venture) to the predevelopment pipeline.  The project is located in downtown Seattle and the joint venture partner will be contributing land to the venture in exchange for a 50 percent interest in the project.  Construction activity is expected to begin in April 2008 on 250-

300 apartment units with 25,000 square feet of ground-floor retail. Expected completion of the property is January 2010 with stabilized operations anticipated in November 2010.

Fund II's, Lake Union project, located in Seattle, commenced construction in August 2006 and initial framing of the property will take place in May 2007. Consisting of 127 units, the property will offer views of Lake Union to the majority of its residents and will also feature 9,330 square feet of ground-floor retail space, and will offer residents a fitness center as well as a rooftop deck featuring barbeque pits.

Additional information pertaining to the location of all development projects related costs and construction timelines can be found on page S-9 in the Company’s Supplemental Financial Information package.

REDEVELOPMENT ACTIVITIES

The Company defines redevelopment communities as existing properties owned or recently acquired, which have been targeted for additional investment by the Company with the expectation of increased financial returns through property improvement. Redevelopment communities typically have apartment units that are not available for rent and, as a result, may have less than stabilized operations. As of March 31, 2007, the Company had ownership interests in redevelopment communities aggregating 4,249 units in various stages of renovation with estimated total redevelopment costs of $115.4 million, of which $68.5 million remains to be expended.

During the quarter, redevelopment commenced on Pathways Apartments, a 296-unit community located in Long Beach, CA. The redevelopment of the property aims to capitalize on the opportunity to compete with the newer assets in the market while increasing the value of the community. The Company plans to add a new leasing office, upgraded fitness center and improved exterior. Renovated units will feature new kitchen appliances, cabinets, plumbing and electrical upgrades including the addition of washers and dryers. Total estimated redevelopment costs are $10.7 million, of which $9.3 million remains to be expended. The Company has already achieved expected post-rehab units that have undergone renovation by increasing rents on average 17 percent, net of market increases.

Also in the initial stages of redevelopment is Treetops Apartments located in Fremont, CA. The property consists of 172 units and the redevelopment will include a remodel of the leasing center, business center and pool area. The property is currently undergoing exterior renovations to include new siding, landscaping, roofing, and a new laundry facility and fitness center. The property will begin interior renovations once a significant amount of the exterior work has been completed. The property’s total estimated redevelopment costs are $8.3 million, of which $7.1 million remains to be expended.

The Renaissance, acquired by the Essex Apartment Value Fund II, L.P. (“Fund II”) in August of 2006, is a 168-unit community located in Los Angeles. The properyt was built in 1990, and is currently in the process of redevelopment. The scope of the redevelopment will include replacement of the roof, leasing office renovation, front entry restoration as well as unit interior upgrades. Unit interior upgrades will include new appliances, granite countertops and new cabinets. The total renovation budget is $4 million, of which $3.3 million remains to be expended.

Regency Tower, a 178-unit community located in Oakland is another Fund II property under redevelopment. The scope of the redevelopment will include a remodel of the leasing office, exterior common area improvements as well as interior unit renovations to include upgraded kitchens and cabinets. The total renovation budget is $4.5 million, of which $2.7 million remains to be expended. The Company has already achieved expected post-rehab units that have undergone renovation by increasing rents between 23 and 46 percent, net of market increases.

A summary of the major redevelopment projects can be found on page S-10 in the Company’s Supplemental Financial Information Package.

LIQUIDITY AND BALANCE SHEET

In March 2007, the Company originated a mortgage loan secured by the Camino Ruiz Square community purchased in December 2006 in the amount of $21.1 million, with a fixed interest rate of 5.36%, which matures in April 2017.

During the first quarter of 2007, the Company entered into a ten-year forward-starting interest rate swap for a notional amount of $50 million and a settlement date on or before October 1, 2011. As of March 31, 2007, the Company’s ten-year forward-starting interest rate swaps totaled a notional amount of $500 million with rates ranging from 4.9% to 5.9% and settlement dates from April 2007 through October 2011.

During April 2007, the Company refinanced a mortgage loan for $35.7 million secured by the Tierra Vista property in the amount of $62.5 million, with a fixed interest rate of 5.47%, which matures in April 2017. In conjunction with this transaction the Company settled its first $50 million forward-starting swap and received $1.3 million from the counterparty. The settlement of the swap was deemed effective and reduces the interest rate on the new Tierra Vista mortgage loan to 5.19%.

GUIDANCE

The Company has increased its 2007 FFO Guidance to a range of $5.50 to $5.65 per diluted share, and 2007 Earnings per Share (“EPS”) guidance of $2.70 to $2.85 per diluted share. The revision reflects the better than expected regional economic strength that is currently benefiting the Company’s targeted supply-constrained markets.

CONFERENCE CALL WITH MANAGEMENT

The Company will host an earnings conference call with management on Thursday, May 3, 2007, at 10:00 a.m. PDT - 1:00 p.m. EDT, which will be broadcast live via the Internet at www.essexpropertytrust.com, and accessible via phone by dialing (800) 320-2978 and entering the passcode 79937561.

A rebroadcast of the live call will be available online for 90 days and digitally for 7 days. To access the replay online, go to www.essexpropertytrust.com and select the first quarter earnings link. To access the replay digitally, dial (888) 286-8010 using the passcode, 72731734. If you are unable to access the information via the Company’s Web site, please contact the Investor Relations department at investors@essexpropertytrust.com or by calling (650) 494-3700.

Essex Property Trust, Inc., located in Palo Alto, California and traded on the New York Stock Exchange (NYSE:ESS), is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages apartment communities located in highly desirable, supply-constrained markets. Essex currently has ownership interests in 132 apartment communities 27,387 units, and has 908 units in development.

This press release and accompanying supplemental financial information has been filed electronically on Form
8-K with the Securities and Exchange Commission and can be accessed on the Company’s Web site at www.essexpropertytrust.com. If you are unable to obtain the information via the Web, please contact the Company’s Investor Relations department at (650) 494-3700.

FUNDS FROM OPERATIONS RECONCILIATION

Funds from Operations, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITS for non-cash charges such as depreciation and amortization of rental properties, gains/losses on sales of real estate and extraordinary items. Management considers FFO to be a useful financial performance measurement of an equity REIT because, together with net income and cash flows, FFO provides investors with an additional basis to evaluate the performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures.

FFO does not represent net income or cash flows from operations as defined by generally accepted accounting principles (GAAP) and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP.  Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REIT's in calculating FFO may vary from the NAREIT definition for this measure, and thus their disclosure of FFO may not be comparable to Essex's calculation.

The following table sets forth the Company's calculation of FFO for the three months ended March 31, 2007 and 2006.

	Three Months Ended March 31,
Funds from operations	2007	2006
Net income available to common stockholders	$35,303	$9,834
Adjustments:
Depreciation and amortization	21,718	20,091
Gains not included in FFO (1)	(14,040)	(3,062)
Minority interests and co-investments (2)	2,406	2,054
Funds from operations	$45,387	$28,917

(1)	Amount includes net gain from sale of City Heights and the equivalent to accumulated depreciation on Peregrine Point condominium sales.
(2)
Amount includes the following 2007 adjustments: (i) minority interest related to Operating Partnership units totaling $3.8 million, (ii) depreciation add back and preferred interest for co-investments not recognized for GAAP totaling $0.9 million, and (iii) less adjustments to income from Waterstone at Fremont and City Heights not recognized for FFO totaling $2.3 million.

This earnings release also presents FFO results that exclude certain non-recurring items. Management believes that the presentation of such results is useful to investors because they illuminate underlying operational trends by excluding significant non-recurring or otherwise unusual transactions. Our criteria for excluding non-recurring items may differ from methods of other companies and should not be regarded as a replacement for corresponding GAAP measures. A reconciliation of FFO for non-recurring items can be found on page S-3 in the Company’s Financial Supplemental Information package.

SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding 2007 FFO per share estimates, anticipated timing of the completion and stabilization of property developments and redevelopments, the anticipated costs and investment returns of property developments and redevelopments, the Company’s projected development projects in 2007, and the anticipated rent increases from the Company’s unit turn program. The Company's actual results may differ materially from those projected in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, changes in economic conditions, unexpected delays in the development and stabilization of development and redevelopment projects, unexpected difficulties in leasing of development and redevelopment projects, total costs of renovation and development investments exceeding our projections and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the

Company assumes no obligation to update this information. For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent Report on Form 10-K for the year ended December 31, 2006.
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